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                                                                   Exhibit 10.24

[BLACK BOX LETTERHEAD]


June 22, 1998


VIA MESSENGER
-------------

Mr. Jeffery M. Boetticher
110 Sherborne Drive
McMurray, PA 15317


          Re:       Separation Agreement
                    --------------------


Dear Mr. Boetticher:

          This letter agreement ("Agreement") is intended to set forth the understandings we recently reached regarding your retirement from active employment by Black Box Corporation (the "Corporation") and certain related matters, as follows:

          Section 1. Cessation of Active Employment. Your last day of full-time work at the Corporation will be June 30, 1998. You will be on paid vacation for the period July 1, 1998 through December 8, 1998 (the "Retirement Date"), during which period you will be treated for all purposes as a regular Corporation employee who is on an approved vacation leave.

          Section 2. Additional Payments. The Corporation shall make the following payments to you: (i) $850,000 representing the remaining portion of your award under the Corporation's Key Employee Incentive Compensation Plan, with respect to fiscal years 1996-1998, which amount shall be paid to you on or before the earlier to occur of (a) December 31, 1998 and (b) the date on which such amount or portion thereof is accrued as a liability on the books and records of the Corporation in accordance with generally accepted accounting principles, and (ii) $36,000, representing accrued but unpaid vacation, which amount shall be paid to you on December 8, 1998.

          Section 3. Stock Options. Effective as of September 1, 1998, you will be fully vested in all of the stock options which you have been awarded under the Black Box Corporation 1992 Stock Option Plan ("Plan"). As of the Retirement Date, you will be deemed to have terminated employment with the Corporation on account of "retirement" for purposes of Article XI, subparagraph (b) of the Plan and each related Non-Qualified Stock Option Agreement to which you are a party. To the extent that the vesting provisions of any option agreements to which you and the Corporation are parties are inconsistent with the foregoing, such provisions shall be disregarded. Such options will remain exercisable through March 8, 1999 (i.e., three (3) months from the Retirement Date). The Corporation shall take such action as may be necessary to effectuate the acceleration of vesting and exercisability of options described in this Section 3.


  1000 Park Drive, Lawrence, PA 15055-1018 * (724)746-5500 * FAX (724)746-0746

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June 22, 1998
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          Section 4. Consulting. For the nine-month period beginning December
9, 1998 and ending August 31, 1998 ("Consulting Period"), you will be available to act as a consultant (and not as an employee) to the Corporation. The Corporation will pay you a per diem consulting fee of $500 for each day of consultation provided by you at the request of the Corporation, payable as of the last business day of each calender month during the Consulting Period. During the Consulting Period, you agree to be available to the Corporation to assist in various projects as may be assigned to you by the Corporation from time to time. The Corporation agrees to reimburse you for any travel and out of pocket expenses you may incur in conjunction with such assignments.

          Section 5. Participation in Employee Benefit Plans. Your participation as an active employee in the Corporation's employee benefit plans will cease as of the Retirement Date or at such later date as may be provided pursuant to the terms of any such plans.

          Section 6. Payments Upon Death or Disability. In the event of your disability or death prior to receipt of the various payments and benefits provided to you and your eligible dependents pursuant to the terms of this Agreement, any remaining payments or benefits shall be provided to you in the event of your disability or to your surviving spouse (if then living, otherwise equally to your surviving children, or to such other beneficiaries as you may designate in writing provided to the Corporation from time to time) in the event of your death.

          Section 7. Non-Compete/Non-Solicit. Your obligations pursuant to the Non-Compete and Non-Solicit Agreement dated January 1998 shall remain in full force and effect and those obligations shall be in addition to any other obligations enforceable against you pursuant to this Agreement or Attachment A.

          Section 8. Release and Remedies. Your right to receive the benefits referred to in this Agreement is conditioned on your execution of the Release and Separation Agreement that is attached hereto as Attachment A, the terms of which are incorporated into this Agreement. Your sole and exclusive remedy in the event of a breach of this Agreement by the Corporation shall be, and the Corporation's liability shall be limited to, damages equal to the payments and benefits required to be provided by the Corporation under this Agreement, plus reasonable attorney fees and costs incurred by you if you are successful in enforcing your rights under the Agreement.

          Section 9. Arbitration. Except as otherwise provided in this Agreement, the Corporation and you hereby consent to the resolution by arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with the terms and/or enforcement of this Agreement. This does not apply to claims by the Corporation for injunctive and/or other equitable relief for prohibited competition and/or solicitation and/or the use and/or unauthorized disclosure of trade secrets or confidential information.


  1000 Park Drive, Lawrence, PA 15055-1018 * (724)746-5500 * FAX (724)746-0746

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June 22, 1998
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          Any claims subject to arbitration pursuant to this Agreement, upon the request of you or the Corporation, shall be submitted to and settled by arbitration before a single arbitrator in the Commonwealth of Pennsylvania pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to you and the Corporation). Any award rendered shall be final and conclusive upon you and the Corporation, and a judgement may be entered in the highest court, state or federal, having jurisdiction.

          Section 10. Successors.

          (a) This Agreement shall be binding upon and inure to the benefit of you and your heirs and estate and the Corporation and its successors and assigns.

          (b) The Corporation shall require any successor (direct or indirect, by consolidation, liquidation, purchase, acquisition of assets, or otherwise) to expressly assume and perform the Corporation's responsibilities and liability hereunder to the same extent that the Corporation would have been required to perform if no succession had taken place.

          Section 11. Assignment.

          (a) Any rights and interest that you, your beneficiaries and/or your estate may have hereunder shall not be assignable (in law or equity) or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment, garnishment, levy, execution, or encumbrances of any kind, and any attempt to do so shall be void.

          (b) Any assignment of the Corporation's responsibilities and liability hereunder shall not relieve the Corporation of its responsibilities and liability hereunder.

          Section 12. No Funding. Your rights and interest hereunder shall be that of a general unsecured creditor of the Corporation, and you shall not have any preferred claims on, or any beneficial interest in, the assets of the Corporation.

          Section 13. Withholding. All amounts payable hereunder shall be subject to withholding for taxes (federal, state, and local) to the extent required by applicable law.

          Section 14. Severability and Waivers.

          (a) Any provisions of this Agreement prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions.

          (b) The failure by you or the Corporation to insist upon strict compliance with any provisions of this Agreement shall not be deemed to be a waiver of such provision. Any waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision,

 1000 Park Drive, Lawrence, PA 15055-1018 * (724)746-5500 * FAX (724)746-0746
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June 22, 1998
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and any waiver of default in any provision of this Agreement shall not be deemed to be a waiver of any later default.

          Section 15. Entire Understanding Amendment.

          (a) This Agreement represents the entire understanding of you and the Corporation with respect to the matters set forth herein.

          (b) Any previous agreements to which you and the Corporation or its predecessors or related entities are parties, including, without limitation, the Agreement dated December 20, 1994 between you and the Corporation, shall be null and void and of no effect whatsoever.

          (c) Termination, revocation, or amendment of this Agreement shall be made only in a writing executed by both you and the Corporation.

          Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          You should carefully consider the matters outlined in this Agreement. If, after due deliberation and consultation with such professional advisors as you deem appropriate, including a lawyer of your own choice, you agree with the terms of this Agreement, please sign where indicated below and return this letter to my office prior to July 14, 1998. The additional enclosed copy of this letter is for your files.


                                             Very truly yours,

                                             BLACK BOX CORPORATION

                                             By: /s/ FRED C. YOUNG
                                                --------------------------------
                                                Fred C. Young, President


Accepted and Agreed:


/s/ JEFFERY M. BOETTICHER
-----------------------------
Jeffery M. Boetticher

Date: June 22, 1998


  1000 Park Drive, Lawrence, PA 15055-1018 * (724)746-5500 * FAX (724)746-0746

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                                 ATTACHMENT "A"

                        RELEASE AND SEPARATION AGREEMENT


     THIS RELEASE AND SEPARATION AGREEMENT ("Separation Agreement"), effective as of June 22, 1998, by and between Black Box Corporation ("Corporation") and Jeffery M. Boetticher ("Executive").

                                  WITNESSETH:

     WHEREAS, the Executive has been employed by the Corporation and is a party to a letter agreement with the Corporation dated June 22, 1998 ("Letter Agreement"), which requires the Executive to execute this Separation Agreement in order to receive the benefits provided under the Letter Agreement; and

     WHEREAS, the Executive desires to execute this Separation Agreement in order to receive the benefits ("Termination Benefits") provided under the Letter Agreement;

     NOW THEREFORE, the parties, intending to be legally bound hereby, and in consideration of the representations and covenants set forth herein, agree to the following terms and conditions:

     1. Recitals. The above recitals are true and correct and are incorporated into the substantive provisions of the Separation Agreement.

     2. Release and Waiver of Rights. In consideration of the Termination Benefits provided to the Executive by the Corporation pursuant to the Letter Agreement, the Executive, intending to be legally bound:

          (a) hereby releases and forever discharges the Corporation as of the date of this Separation Agreement and thereafter, its subsidiaries, successors, assigns and affiliates, and all its and their present or former employees, agents and directors and their respective heirs, executors, administrators, successors and assigns, from all claims, charges, complaints or causes of action except with respect to the Corporation's obligations to provide the Termination Benefits, and which the undersigned now has or may or can hereafter have, known or unknown, by reason of any cause whatsoever, on account of, or in anywise arising out of any transactions or events which have occurred prior to the signing of this Agreement, and specifically with regard to or relating to the Executive's employment with the Corporation or the termination thereof, under Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, as amended, the Equal Pay Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, The Americans With Disabilities Act, The Employee Retirement Income Security Act of 1974, the Pittsburgh Ordinance on Human Relations, or any similar federal, state or local statutes, ordinances or regulations.

          (b) hereby agrees not to file or aid or participate in any lawsuit filed against the Corporation as of the date of this Separation Agreement and thereafter, its subsidiaries, successors, assigns and affiliates, and all its and their present or former officers, employees,


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agents and directors and their respective heirs, executors, administrators, successors and assigns arising out of, or related to, any employment relationship between the Corporation and the Executive or any other person or persons. If Executive breaches this promise and files a lawsuit against any person or entity released hereby, Executive agrees to pay any such person or entity the legal fees and related expenses incurred as a result of his broken promise.

          (c) hereby agrees to abide by the terms of the Letter Agreement and the Non-Compete and Non-Solicit Agreement referred to in Section 7 of that Agreement.

          3. Remedies for Breach. In further consideration of the benefits provided to the Executive by the Corporation pursuant to the Letter Agreement, the Executive, intending to be legally bound, hereby recognizes that damages in the event of breach of this Separation Agreement by the Executive would be impossible to ascertain, and therefore agrees that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the Corporation from pursuing all other rights and remedies at law or in equity that the Corporation may have.

          4. Successors. The rights of the Corporation and any subsidiary corporations hereunder shall run in favor of the Corporation and such subsidiary corporations and their respective successors, assigns, nominees or other legal representatives. Termination of the Executive's employment shall not operate to relieve the Executive of any remaining obligations hereunder, and all such obligations are binding upon his heirs, executors, administrators, or other legal representatives. The obligations of the Corporation hereunder shall be binding upon the Corporation and its respective successors, assigns, nominees or other legal representatives.

          5. Termination of Employment. The Executive hereby acknowledges that his employment with the Corporation will terminate in accordance with the terms of the Letter Agreement and that thereafter he will no longer have any rights as an active employee. The Executive specifically understands and agrees that the Executive's separation from employment is not in violation of any oral or written promise or agreements of any nature whatsoever, whether express or implied.

          6.   Consultation with Attorney and Right of Revocation. The
Executive is advised to consult with an attorney of his choice before signing this Release and Separation Agreement. The Executive will be allowed a period of twenty-one (21) days from June 22, 1998, in which to consult with an attorney about the terms of this Separation Agreement. This Separation Agreement shall not become effective until seven (7) calendar days following the date of the Executive's signature. Prior to that time, the Executive may revoke this Agreement by giving written notification to the Corporation, and repay the Corporation all monies paid and costs incurred by the Corporation hereunder.

          7. Return of Corporation Property. The Executive agrees that he or she will return to the Corporation any of its property which Executive may have in his or her possession including


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but not limited to computers, telephones, beepers, other office equipment, records and data (regardless of the medium in which it is stored). In the event Executive fails to return any of the Corporation property, Executive hereby authorizes the Corporation to deduct the fair market value of any such property from any payments which are made to Executive by the Corporation.

          8. Amendment. This Release and Separation Agreement shall be amended only pursuant to written agreement signed by the parties.





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          9.   Construction of Agreement. This Release and Separation Agreement
shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its laws relating to choice of laws. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

BY SIGNING THIS RELEASE AND SEPARATION AGREEMENT, YOU ARE WAIVING IMPORTANT RIGHTS.


WITNESS:                                BLACK BOX CORPORATION


/s/ ANNA M. BAIRD                       By: /s/ FRED C. YOUNG
--------------------------------           -------------------------------------
Name: Anna M. Baird                        Fred C. Young, President

Date: June 22, 1998                     Date: June 22, 1998
           --                                      --


WITNESS:


/s/ ANNA M. BAIRD                       /s/ JEFFERY M. BOETTICHER
--------------------------------        ----------------------------------------
                                            Jeffery M. Boetticher

Date: June 22, 1998                     Date: June 22, 1998
      -------                                 -------



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          I, Jeffery M. Boetticher, received the Release and Separation
Agreement from Black Box Corporation on June 22, 1998, and hereby acknowledge the following:

          1. Black Box Corporation has given me twenty-one (21) days from June 22, 1998, in which to consult an attorney or otherwise consider the terms of this Agreement; and

          2. I have fully considered the matters contained in this Release and Separation Agreement and have voluntarily elected to execute this Agreement prior to the expiration of the Twenty-one (21) day period. This election has been made by me after having a full and fair opportunity to discuss this matter with an attorney or any other advisors of my choice.

Date:          June 23, 1998                      /s/ JEFFERY M. BOETTICHER
                                                  ------------------------------
                                                      Jeffery M. Boetticher


Date:          June 23, 1998                      /s/ ANNA M. BAIRD
                                                  ------------------------------
                                                      Witness





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  1000 Park Drive, Lawrence, PA 15055-1018 * (724)746-5500 * FAX (724)746-0746